EXHIBIT 10.3

STOCKHOLDERS AGREEMENT

Among

DS HEALTHCARE GROUP, INC.

CAREY WILLIAMS

and

STEFAN RUSSELL

Dated: ________ __, 2015

STOCKHOLDERS AGREEMENT

THIS STOCKHOLDERS AGREEMENT (this “Agreement”), to be effective as of _______ [*], 2015 (the “Effective Date”) is made and entered into by and among (A) DS Healthcare Group, Inc., a Florida corporation (“DSH” or the “Corporation”); (B) Stefan Russell (“Russell”); (C) Carey Williams, an individual (“Williams”); (D) W/R Group, Inc., an Arizona corporation (“WRG”) and (E) WR Group IC-Disc, Inc., a Nevada corporation (“DiscCo”).  Williams and Russell are hereinafter sometimes individually referred to as a “Stockholder” or the “Stockholders” and the Corporation, the Stockholders, WRG and DiscCo are hereinafter sometimes individually referred to as a “Party” and collectively as the “Parties.”

I N T R O D U C T I O N:

This Agreement is being entered into by the Parties with reference to the following:

A.

Effective as of July 31, 2015 the Corporation, Williams, Russell, DiscCo, and WRG entered into a stock purchase agreement (the “Stock Purchase Agreement”), pursuant to which the Stockholders will sell to DSH and DSH shall purchase 100% of the shares of capital stock of WRG (the “Subject Shares”).

B.

Effective as of July 31, 2015, the Corporation, WRG Acquisition Corp., a wholly owned subsidiary of the Corporation (“MergerCo”), Russell and DiscCo entered into an agreement and plan of merger and reorganization (the “Merger Agreement”), pursuant to which DiscCo was merged with and into MergerCo, with MergerCo as the surviving corporation of such merger.

C.

This Agreement has been entered into and executed by the Parties simultaneously with and as a condition to the closing of the purchase of the Subject Shares under the Stock Purchase Agreement and the merger of DiscCo with and into MergerCo pursuant to the Merger Agreement.

D.

On the Effective Date, WRG has entered into an employment agreement with Williams attached and annexed to the Stock Purchase Agreement as Exhibit A and the Corporation and DiscCo has entered into a separate employment agreement with Russell attached and annexed as Exhibit A to the Merger Agreement (collectively, the “Employment Agreements”) which provides, inter alia, for Williams to serve as Chief Executive Officer of WRG and Russell to serve as an Executive Vice-President of DHS and Chief Executive Officer of DiscCo.

E.

The Parties hereto also desire to set forth (i) the terms of the ongoing relationship between the Stockholders and the Corporation, (ii) the management, manner and operation of WRG and DiscCo (collectively, the “Companies”), (iii) provisions that will provide Williams rights to consent to certain actions of the Companies during the Term, and (iv) to provide for certain rights and obligations in respect thereto as hereinafter provided.

NOW, THEREFORE, in consideration of the mutual agreements and understandings set forth herein, the Parties hereto hereby agree as follows:

ARTICLE I
Certain Definitions

Section 1.1

Definitions.  In addition to the capitalized terms defined in this Agreement, any defined terms not set forth herein shall have the meanings ascribed to them in the Stock Purchase Agreement. The following terms shall have the following respective meanings:

“Affiliate” shall mean, when used with reference to a specified Person, (a) any Person who directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with the specified Person, (b) any Person who is a Family Member of such Person, (c) any Person as to which such Person serves as a trustee or general partner or in a similar fiduciary capacity.

“Agreement” shall mean this Stockholders Agreement as in effect on the date hereof and as hereafter from time to time amended, modified or supplemented in accordance with the terms hereof.

“Articles of Incorporation” shall mean the Articles of Incorporation of the Companies, as amended, restated, modified or supplemented in accordance with the terms hereof and pursuant to applicable Law.

“Board of Directors” shall mean, as applicable, the Board of Directors of each of the Corporation and the Companies, as duly constituted in accordance with this Agreement, or any committee thereof duly constituted in accordance with this Agreement, the By-Laws and applicable law and duly authorized to make the relevant determination or take the relevant action.

“By-Laws” shall mean the By-Laws of the Companies, as amended and in effect on the date hereof and as hereafter further amended or restated in accordance with the terms hereof and pursuant to applicable Law.

“Common Stock”  shall mean any shares of common stock of either or both of the Companies; provided, however, that, for the avoidance of doubt, the term “Common Stock” shall not mean or include any shares of the DSH Common Stock or DSH preferred stock, or other securities convertible into or exercisable for shares of DSH Common Stock or DSH preferred stock, or any successor in interest to DSH.

“Common Stock Equivalents” shall mean, any warrants, options, convertible preferred stock, convertible notes or other securities or rights issued or granted by either or both of the Companies entitling the holder(s) thereof to purchase or receive upon exercise or conversion of such securities or rights, shares of Common Stock of the Companies.

“Companies” shall mean the collective reference to WRG and DiscCo.

“Companies Common Stock” shall mean the individual and collective reference to any authorized, issued or outstanding shares of WRG Common Stock or DiscCo Common Stock or any other class or series of capital stock of WRG or DiscCo, authorized, issued or outstanding.

“Corporation” shall mean DSH.

“DiscCo” shall mean WR Group IC-Disc, Inc. a domestic international sales corporation incorporated under the laws of the State of Nevada, which from and after the Effective Date of this Agreement is and shall be one hundred percent (100%) owned by the Corporation.

“DiscCo Common Stock” shall mean shares of voting common stock of DiscCo.

“DSH Common Stock” shall mean shares of voting common stock, $0.001 par value per share, of the Corporation.

“Effective Date” shall mean the “Closing Date” of the sale and purchase of the Subject Shares as set forth and defined in the Stock Purchase Agreement, and the subsequent “Effective Time” of the merger contemplated by the Merger Agreement.

“Employment Agreements” shall have the meaning specified in the Introduction.

“Family Member” shall mean with respect to an individual, such individual’s parents, current or former spouse, siblings or children or any trust for the benefit of such individual or such individual’s parents, current or former spouse, siblings or children.

“GAAP” means United States generally accepted accounting principles as in effect from time to time.

“Governmental Authority” shall mean any governmental regulatory or administrative body, governmental agency, governmental subdivision or authority, any court or judicial authority, any public, private or industry governmental regulatory authority, whether foreign, national, federal, state or local or otherwise, or any Person lawfully empowered by any of the foregoing to enforce or seek compliance with any Law.

“Law” shall mean any law, statute, regulation, constitution, ordinance, code, rule, order, decree, judgment, consent decree, charge, injunction, ruling, settlement agreement or governmental requirement enacted, promulgated, entered into, agreed or imposed by any Governmental Authority.

“Merger Agreement” shall have the meaning specified in the Introduction.

“Notice of Exercise” shall have the meaning specified in Section 5.1(b).

“Notice of Intention” shall have the meaning specified in Section 5.1(a).

“Permitted Transfer” shall have the meaning set forth in Section 4.2(a).

“Person” shall mean an individual, corporation, limited liability company, partnership, joint stock company, trust, unincorporated organization, joint venture, Governmental Authority or other entity of whatever nature.

“Required Financing” shall have the meaning ascribed to such term in the Stock Purchase Agreement.

“Restricted Transfer” shall have the meaning specified in Section 4.1.

“Sale of Control” shall mean, as applicable:

(a) as to either or both of the Companies, the sale of all or substantially all of the assets or securities of either of the Companies, whether by merger, consolidation, tender offer, sale of Companies Common Stock or sale of assets, to any Person who is not an Affiliate of DSH in a transaction or series of transactions whereby the power to elect the board of directors of either or both of the Companies shall pass to such non-Affiliate Person or its Affiliates; or (b) as to DSH, the sale of all or substantially all of the assets or securities of DSH, whether by merger, consolidation, tender offer, sale of DSH Common Stock or sale of assets, to any Person who is not an Affiliate of DSH in a transaction or series of transactions whereby the power to elect the board of directors of DSH shall pass to such non-Affiliate Person or its Affiliates.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Selling Stockholder” shall have the meaning specified in Section 5.1(a).

“Stock Purchase Agreement” shall have the meaning specified in the Introduction.

“Stockholder” shall mean the individual and collective reference to Williams and Russell, or their respective assignees.

“Subsidiary” shall mean, with respect to either of the Companies (a) any Person, the securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by either of the Companies, or (b) the operating agreements, shareholders agreements or other agreements applicable to or binding upon such corporation or other entity entitle the board of directors of the Companies to directly or indirectly elect a majority of the board of directors, board of managers or other Persons performing similar functions.

“Term” shall mean the maximum term of this Agreement, being the period from the Effective Date through and including December 31, 2020 (or such longer period until Williams has received his final Annual Earn-Out Payment (as defined in the Stock Purchase Agreement) and such payment is no longer subject to any dispute).

“Termination Event” shall mean with respect to any Stockholder the earliest to occur of:

(a)

the expiration of the Term of this Agreement;

(b)

the death of such Stockholder,

(c)

the “permanent disability” (as defined in the Employment Agreements) of such Stockholder,

(d)

a Sale of Control of the Companies approved as a Major Decision (as such term is defined in Section 3.4);

(e)

the termination of the applicable Employment Agreement of such Stockholder for “Cause” (as defined in the Employment Agreements), or

(f)

the sale or disposition by a Stockholder of all of their shares of DSH Common Stock.

For the avoidance of doubt, a Termination Event related to one Stockholder pursuant to (b), (c), (e), or (f) above shall not be deemed to be a Termination Event for any other Stockholder.

“Transfer Restriction” shall have the meaning given to it in Section 4.1.

Section 1.3

Effective Date.  This Agreement shall be deemed to have become effective and constitute a legal and binding agreement of the Parties hereto as of the Effective Date of this Agreement.

ARTICLE II
Ownership of WRG Common Stock and Management

Section 2.1

Ownership of Companies Common Stock.  As at the Effective Date, unless otherwise provided in this Agreement, all of the issued and outstanding shares of Companies Common Stock shall be wholly owned as of record and beneficially by DSH or a Subsidiary of DSH, at which point DSH or Subsidiary of DSH, as the case may be, shall be responsible for all securities law compliance with respect to such Companies Common Stock.

Section 2.2

No Conflict with Agreement.  The Corporation hereby covenants and agrees to vote its shares of Companies Common Stock, and take all actions necessary, to ensure that the Articles of Incorporation and By-Laws of the Corporation and the Companies do not, at any time, conflict with the provisions of this Agreement. In the event of a conflict, the terms and conditions of this Agreement shall govern.

Section 2.3

Management of the Companies. Throughout the term of the Employment Agreements, Williams shall serve as the Chief Executive Officer of WRG and Russell shall serve as Chief Executive Officer of DiscCo and Executive Vice President of DSH, respectively and as set forth in their respective Employment Agreements, and, subject to the provisions of Section 3.4 of this Agreement, shall have the authority and responsibility to manage the businesses of each of the Companies in their respective positions.

ARTICLE III
Corporate Governance

Section 3.1

Board of Directors.

(a)

Subject to Section 3.1(b) below, each of WRG and DiscCo shall be authorized to have five (5) members of their respective Board of Directors (collectively, the “Companies Board of Directors”), provided that any modification to increase or decrease the number of members of the Board of Directors of the respective Companies shall be subject to the provisions of Section 3.4 below.

(b)

The Corporation shall take all actions necessary to elect, or to cause each of the Boards of Directors of the respective Companies to consist of five (5) members as of the Effective Date, two (2) of whom shall be the Stockholders or individuals designated by the Stockholders (the “Stockholder Designees”), and three (3) of whom shall be designated by DSH (the “Corporation Designees”).  For so long as no Termination Event shall have occurred with respect to Williams, then Williams shall be entitled to designate one of the Stockholder Designees.  For so long as no Termination Event shall have occurred with respect to Russell, then Russell shall be entitled to designate one of the Stockholder Designees.  For so long as no Termination Event shall have occurred with respect to both of the Stockholders, the size of the Board of Directors of each of the Companies may not be increased above five (5) members without the prior written consent of both of the Stockholders or of the Stockholder who is not subject to the Termination Event, as the case may be.

(c)

On the Closing Date, Russell shall be elected as a member of the Board of Directors of the Corporation (the “DSH Board of Directors”).  In addition, the existing members of the DSH Board of Directors shall designate Russell as a nominee to serve on the Corporation Board of Directors at each regular or special meeting of stockholders of DSH, and shall recommend to the stockholders of the Corporation that Russell be elected to the DSH Board of Directors in accordance with the provisions of the DSH Articles of Incorporation and By-Laws .

(d)

During the Term, Williams shall have the right to attend (in the capacity of an observer) meetings of the DSH Board of Directors and all committees thereof. Williams shall receive the same notice of meetings as provided to the DSH Board of Directors and all committees thereof and shall be provided with copies of all materials provided to the DSH Board of Directors and all committees thereof. For purposes of clarity, in not event shall Williams be considered or deemed to be a member of the DSH Board of Directors, and shall not have any right to vote on matters before the DSH Board of Directors.

(e)

The Corporation shall take all actions necessary to elect, approve and appoint, the designees described below to be members of the Board of Directors of each of WRG and DiscCo as of the Effective Date:

(i)

The Stockholder Designees shall be Williams and Russell, or any other person designated by the Stockholders pursuant to the terms of this Agreement; and

(ii)

The Corporation Designees shall be Daniel Khesin, Abner Silva and ___________.  DSH shall have the right to replace any or all of the Corporation Designees on the Companies Board of Directors.

(f)

The Board of Directors of each of the Companies shall meet at least once per fiscal year; provided, that the Companies Board of Directors shall meet more frequently as may be required in order to consider matters covered by Section 3.4 of this Agreement.

Section 3.2

Powers of the Stockholders.

Subject to only the limitations set forth in Section 3.4, the each of Williams and Russell shall report to the Board of Directors of each of the Companies who shall manage the business and affairs of the Companies.  Williams and Russell shall have the authority and responsibility to manage, perform or cause to be performed, all management and day-to-day operational functions relating to the businesses of each of WRG and DiscCo, respectively, including without limitation:

(a)

the right to hire and fire personnel and, from time to time, designate one or more persons to be an officer of the Companies; any such officer or employee so hired or designated to have such authority and perform such duties as the Stockholders may, from time to time, delegate to them; and

(b)

except as set forth in Section 3.4, the exclusive control over the rights, decisions and use of working capital for purposes of purchasing and selling of inventory and contracting with trade creditors, suppliers and customers.

Section 3.3

Covenant to Vote.  The Corporation and the Stockholders hereby agree to take all actions necessary to call, or cause the Companies and the appropriate officers and directors of the Companies to call, an annual meeting (and when circumstances so require, a special meeting) of the stockholders and/or Board of Directors of the Companies, and to vote all shares of Companies Common Stock  held of record by DSH at any such meeting and at any other annual or special meeting of the stockholder in favor of, or take all actions by written consent in lieu of any such meeting as may be necessary to cause, the election as members of the Companies Board of Directors of those individuals so designated in accordance with this Article III.

Section 3.4

Certain Material Decisions Requiring the Approval of the Companies Board of Directors.  Notwithstanding anything in this Agreement, the Articles of Incorporation or the By-Laws or the organizational documents of the Companies to the contrary, before undertaking any of the following actions on behalf of either or both of WRG or DiscCo, as applicable (each a “Material Decision”), either (i) DSH, Williams and Russell shall have unanimously approved such Major Decision, or (ii) such Material Decision shall have been approved, either at a duly called meeting or by written consent, by a majority of all of the five (5) members of the Companies Board of Directors, which majority shall include the affirmative vote or written consent of both of the Stockholders or the Stockholder Designees (the “Required Consent”). The following Material Decisions, on behalf of either WRG or DiscCo, require the Required Consent:

(a)

except for indebtedness relating to the approved Required Financing pursuant to the Stock Purchase Agreement, incurring any indebtedness on behalf of either of the Companies, whether evidenced by notes, debentures, mortgages or leases required to be capitalized under GAAP;

(b)

except for security interests, mortgages, pledges, liens, hypothecation, assignments or other encumbrances (collectively, “Liens”) on the assets and properties of either of the Companies incurred in connection with the approved Required Financing pursuant to the Stock Purchase Agreement, incurring or obtaining placement of any Liens on the assets and properties of the Company,

(c)

refinancing of the approved Required Financing pursuant to the Stock Purchase Agreement, or the prepayment, in whole or in part, of any other indebtedness or modification, consolidation or extension of any such indebtedness or Liens then binding upon either of the Companies or their assets;

(d)

executing and delivering purchase agreements, notes, leases, subleases, applications, Transfer documents and other instruments necessary or incidental to the consummation of financing for the businesses of the Companies;

(e)

issuing of any Companies Common Stock or Common Stock Equivalents of the Companies;

(g)

except for the approved Required Financing pursuant to the Stock Purchase Agreement, negotiating the terms and conditions, or consummate, any debt or equity financing for the Companies, including but not limited to the issuance of Companies Common Stock or Common Stock Equivalents;

(h)

making any alterations or changes to the capital structure of either of the Companies;

(i)

entering into any commitment for or consummating any Sale of Control of either or both of the Companies;

(j)

entering into any commitment for or consummating any acquisition, by either of the Companies, whether by merger, stock purchase, asset purchase, consolidation or like business combination, of the securities, assets or business divisions of the Companies by any other Person or entity;

(k)

entering into any commitment for or consummating any direct or indirect related party transaction with either Stockholder or any other officer, director, or executive employee of the Companies;

(l)

entering into any transactions between the Companies and DSH or any Affiliate of DSH, for any overhead, home office or other operational expenditures;

(m)

amending or modifying in any material provision of the Stock Purchase Agreement or the Merger Agreement;

(n)

undertaking any liquidation, dissolution or winding-up of the affairs of either or both of the Companies or sale or disposition of the assets (other than sales of inventory in the ordinary course of business), or any merger or consolidation of either or both of the Companies with or into any other Person of entity;

(o)

initiating, entering into any commitment for or consummating (i) any corporate insolvency, restructuring or reorganization process or (ii) on behalf of either or both of the Companies any general assignment for the benefit of their creditors;

(p)

making any amendment, supplement, alteration to, restatement or repeal of, including by waiver or consent, any provision of the Articles of Incorporation, Bylaws of the either or both of the Companies or this Agreement;

(q)

entering into any commitment for or consummating any purchase, redemption or other acquisition of any shares of Companies Common Stock or other securities of the Companies;

(r)

terminating or otherwise replacing executive officers, or entering into or amending agreements, whether oral or written, relating to executive compensation;

(s)

taking any action that would have the effect of impairing the ability of the Stockholders to receive the Earn-Out Payments pursuant to the terms of the Stock Purchase Agreement; or

(t)

creating or forming of any Subsidiary or the investment, receipt or holding of any capital stock of a Subsidiary by either of the Companies.

ARTICLE IV
Transfers of the DSH Common Stock

Section 4.1

Restrictions on Transfer.  Russell hereby agrees that he will not offer, sell, transfer, assign or otherwise dispose of (or make any exchange, gift, assignment or pledge of) (collectively, a “Restricted Transfer”) any shares of DSH Common Stock except as permitted in Section 4.2 (the “Transfer Restriction”) for a period commencing on the Effective Date of this Agreement and ending December 31, 2018 (the “Restricted Period”).  Thereafter, Russell may Transfer his DSH Common Stock.  For the avoidance of doubt, the term “Transfer” and the restrictions set forth in Article IV and Article V hereof shall also be applicable to any sale, Transfer, assignment or disposition of the equity interests of the Corporation.  Each of Russell and Williams hereby severally agrees that he will not, directly or indirectly, Transfer any of his shares of DSH Common Stock except as permitted under the Securities Act and other applicable securities laws.

Section 4.2

Exceptions to Restrictions.  The provisions of Section 4.1 and Article V shall not apply to any of the following Transfers by Russell:

(a)

to any member of the immediate family (spouse, parent or children) of Russell;

(b)

A Sale of Control of both of the Companies approved by the Stockholders as a Material Decision in accordance with Section 3.4 of this Agreement; or

(c)

subject to the compliance with all of the other provisions of this Agreement (including Article V below), the waiver of the Transfer Restrictions in Section 4.1 by the Corporation.

Section 4.3

Endorsement of Certificates.

(a)

Upon the execution of this Agreement, in addition to any other legend which DSH may deem advisable under the Securities Act and certain state securities laws, all certificates representing shares of issued and outstanding DSH Common Stock shall be endorsed as follows:

THIS CERTIFICATE IS SUBJECT TO, AND IS TRANSFERABLE ONLY UPON COMPLIANCE WITH, THE PROVISIONS OF A STOCKHOLDERS AGREEMENT, DATED __________ __, 2015, AMONG DS HEALTHCARE, INC. CAREY WILLIAMS, STEFAN RUSSELL, W/R GROUP, INC. AND WR GROUP IC-DISC, INC.  A COPY OF THE ABOVE REFERENCED AGREEMENT IS ON FILE AT THE OFFICE OF THE DS HEALTHCARE, INC.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER SAID ACT.

(b)

Except as otherwise expressly provided in this Agreement, all certificates representing shares of DSH Common Stock hereafter issued to or acquired by any of the Stockholders or their successors hereto shall bear the legends set forth above, and the shares of DSH Common Stock represented by such certificates shall be subject to the applicable provisions of this Agreement.  The rights and obligations of each Party hereto shall inure to and be binding upon any Person to whom DSH Common Stock is transferred pursuant to Section 4.2(a) hereto.  Prompt notice shall be given to the Corporation of any Transfer (whether or not to a Permitted Transfer) of any DSH Common Stock.

Section 4.4

Restricted Transfer.  Any attempt to Transfer or encumber any shares of WRG Common Stock that is considered a Transfer in violation of the Transfer Restrictions set forth in Section 4.1 above (a “Restricted Transfer”) or not in accordance with this Agreement shall be deemed null and void and neither the Stockholders, DSH nor any Transfer agent of such securities shall give any effect to such attempted Transfer or encumbrance in its stock records.

ARTICLE V
Information Rights

Section 5.1

Access to Information.  The Corporation and each of the Companies shall permit the Stockholders (and such persons as they may designate subject to the Corporation’s reasonable approval and the execution of a confidentiality agreement acceptable to the Corporation), to visit and inspect, during normal business hours and without disruption to the

Corporation’s business, any of the properties of the Corporation or the Companies, examine its books (and take copies and extracts therefrom), and discuss the affairs, finances, and accounts of the Corporation or the Companies with the appropriate officers and employees, all at reasonable times and upon reasonable notice.  Each Stockholder agrees that he and his designees will keep confidential any confidential, proprietary, or secret information which such Stockholder may obtain from the Corporation or the Companies, unless such information is known to the public.

Section 5.2

Financial Information.  During the Term of this Agreement, the Corporation and each of the Companies shall provide to each Stockholder, as soon as available, but in any event within forty-five (45) days after the end of the fiscal year of the Corporation and each of the Companies, copies of the combined balance sheets of the Companies as of the end of each fiscal year, and of the related combined statements of income and retained earnings and cash flows for such fiscal year, all in reasonable detail and stating in comparative form beginning with the fiscal year ending December 31, 2015, the respective combined figures as of the end of and for the previous fiscal year, and, in the case of such combined statements, accompanied by a report thereon of independent certified public accountants of recognized national standing, which report shall state that such combined financial statements present fairly the combined financial position of the Companies as at the dates indicated and their combined income and retained earnings and cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except for such changes with which the accountants shall concur) and that the examination by such accountants in connection with such combined financial statements has been made in accordance with generally accepted auditing standards.  In addition, the Corporation and the Companies shall make available to the Stockholders, all financial and operational information with respect to the Companies.  Copies of such financial information shall be provided within five (5) days of the request by the Stockholders.

ARTICLE VI
Miscellaneous

Section 6.1

Termination of Agreement.

          (a)

This Agreement shall terminate and shall be of no further force or effect as to DSH, the Companies and either or both of the Stockholders, as applicable, upon the occurrence of a Termination Event.

          (b)

Notwithstanding anything to the contrary set forth in this Agreement, upon any permitted termination of this Agreement, whether by reason of a Termination Event or otherwise, each of the Stockholders, his heirs, executors or trustees shall continue to retain all of the record or beneficial ownership rights to the DSH Common Stock then owned of record or beneficially by such Stockholder.

Section 6.2

Successors and Assigns.  All of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and assigns of the Parties hereto.  No Stockholder may assign any of its rights hereunder to any Person other than in a Transfer that has complied with the requirements of Article IV as provided therein in all respects.  If any Transferee of any Stockholder shall acquire any shares of DSH Common Stock, in any manner, whether by operation of law or otherwise, such shares shall be held subject to all of the terms of this Agreement, and by taking and holding such shares such Person shall be entitled to receive the benefits of and be conclusively deemed to have agreed to be bound by and to comply with all of the terms and provisions of this Agreement.

Section 6.3

Amendment and Modification; Waiver of Compliance; Conflicts.

(c)

This Agreement may be amended only by a written instrument duly executed by the Stockholders and DSH and approved in the manner provided in Section 3.4. In the event of any conflict between the terms of this Agreement and the Articles of Incorporation and By-Laws of the Companies, this Agreement shall govern.

(d)

Except as otherwise provided in this Agreement, any failure of any of the Parties to comply with any obligation, covenant, agreement or condition herein may be waived by the Party entitled to the benefits thereof only by a written instrument signed by the Party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

Section 6.4

Notices.  Any notice, request, claim, demand, document and other communication hereunder to any Party shall be effective upon receipt (or refusal of receipt) and shall be in writing and delivered personally or sent by facsimile (with such facsimile confirmed promptly in writing sent by first class mail), or first class mail, or other similar means of communication, as follows:

(i)

If to Williams, addressed to c/o Carey Williams the address set forth on the signature page to this Agreement;

(ii)

If to Russell, addressed to c/o Stefan Russell the address set forth on the signature page to this Agreement; and

(iii)

If to the Corporation, to the address c/o Daniel Khesin DS Healthcare Group, Inc., 1601 Green Road, Deerfield Beach 33064;

or, in each case, to such other address or facsimile number as such Party may designate in writing to the other Party or Parties  by written notice given in the manner specified herein.

All such communications shall be deemed to have been given, delivered or made when so delivered by hand or sent by facsimile, or five business days after being so mailed.

Section 6.5

Entire Agreement.  The provisions of this Agreement and the documents attached as exhibits hereto contain the entire agreement among the Parties hereto with respect to the subject transactions contemplated thereby and supersede all prior oral and written agreements and memoranda and undertakings among the Parties hereto with regard to such subject matter.  Each Party hereto hereby acknowledges that any rights under any prior shareholders agreement are hereby waived and relinquished.

Section 6.6

Inspection.  For so long as this Agreement shall be in effect, this Agreement shall be made available for inspection by any Party at the principal executive offices of WRG.

Section 6.7

Headings.  The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 6.8

Governing Law.  This Agreement shall be governed by, construed, applied and enforced in accordance with the laws of the State of Florida, without giving effect to the provisions, policies or principles of those laws relating to choice or conflict of laws.

Section 6.9

LITIGATION.  EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT JURISDICTION AND VENUE WILL BE PROPER SOLELY IN THE STATE OF FLORIDA AND WAIVES ANY OBJECTIONS BASED UPON FORUM NON CONVENIENS.  EACH PARTY WAIVES PERSONAL SERVICE OF PROCESS AND AGREES THAT A SUMMONS AND COMPLAINT COMMENCING AN ACTION OR PROCEEDING SHALL BE PROPERLY SERVED AND SHALL CONFER PERSONAL JURISDICTION IF SERVED BY REGISTERED OR CERTIFIED MAIL TO THE PARTY AT THE ADDRESS SET FORTH IN THIS AGREEMENT, OR AS OTHERWISE PROVIDED BY THE LAWS OF THE STATE OF FLORIDA.

Section 6.10

No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction will be applied against any person.

Section 6.11

Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  If the requirements of this Agreement otherwise have been met, new holders of WRG Common Stock may become Parties to this Agreement by executing a counterpart to this Agreement.

Section 6.12

Corporation Consents.  The Corporation agrees that this Agreement constitutes its written consent pursuant to Title 10, Article II, Section 10-821 228 of the Arizona Revised Statutes to each of the transactions and other matters contemplated hereby, including (a) the election of directors of the Companies, (b) the approval of this Agreement, (c) the ratifying of all acts of the directors and the officers of the Companies (whether current or former) prior to this Agreement with respect to the foregoing, and (d) any other transaction and other matters incident to those contemplated by clauses (a) through (c).

Section 6.13

Acknowledgment.  The Parties acknowledges and agrees that the provisions of this Agreement have been reviewed and are understood by each Party, and expresses the will and intention of the Parties and agrees not to take any action to violate the purposes and provisions of this Agreement.

[Remainder of page intentionally left blank, signature page follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Stockholders Agreement to be duly executed as of the date first above written.

Address of DSH Healthcare
Group, Inc.	DS HEALTHCARE GROUP, INC.

By:
	Name:	Daniel Khesin
	Title:	Chief Executive Officer

Addresses of Carey Williams

CAREY WILLIAMS

Addresses of Stefan Russell

STEFAN RUSSELL

WR GROUP, INC.

By:
	Name:	Carey Williams
	Title:	Chief Executive Officer

WR GROUP IC-DISC, INC.
a domestic international sales corporation

By:
	Name:	Stefan Russell
	Title:	Chief Executive Officer